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                                                                      EXHIBIT 99


AT THE COMPANY                           [Eagle USA Airfreight, Inc. Letterhead]
Douglas A. Seckel                 Michael D. Slaughter
Chief Financial Officer           Director SEC Reporting/
                                  Investor Relations
(281) 442-1188                    (281) 442-1188


JANUARY 22, 1998

                       EAGLE USA AIRFREIGHT, INC. REPORTS
                   RECORD FIRST QUARTER REVENUES AND EARNINGS


HOUSTON, TEXAS, JANUARY 22, 1998 - EAGLE USA AIRFREIGHT, INC. (EUSA) today announced record revenues and earnings for the first quarter ended December 31, 1997, primarily driven by the expansion of its core freight forwarding business and increases in the number of shipments and the total weight of cargo shipped.

Revenues for the first quarter increased 44 percent to $97.6 million from $67.6 million in the same period of fiscal 1997. Net income for the quarter totaled $5.9 million, a 30 percent increase over $4.5 million in the first quarter of fiscal 1997. Diluted earnings per share of $0.31 for the first quarter of fiscal 1998 increased 29 percent from $0.24 in the same period of fiscal 1997. During the first quarter of fiscal 1998 the Company implemented FAS 128 "Earnings Per Share" and has, accordingly, restated fiscal 1997 EPS amounts.

First quarter fiscal 1998 gross profit margin was 45.1 percent of revenues versus 43.7 percent in the first quarter of fiscal 1997. The primary reasons for the margin improvement were increased airfreight shipping volumes, as the number of shipments increased 28 percent over the first quarter of fiscal 1997 and the total weight of cargo shipped increased 41 percent over first quarter of fiscal 1997, and the continued expansion of the Company's local pick-up and delivery operations, which enabled the Company to capture margins previously paid to third parties.

During the first quarter of fiscal 1998, operating income margin was 9.6 percent of revenues, as the Company continued to make investments in personnel to deepen the staff of its domestic, international, and local delivery operating units. Operating income margin for the first quarter of fiscal 1997 was 10.7 percent of revenues.

"We recognized excellent results for the first quarter of fiscal 1998, especially in light of very challenging comparisons to fiscal 1997 first quarter results, in which we recorded a 66 percent increase in revenues over the fiscal 1996 first quarter" said James R. Crane, Chairman and Chief Executive Officer.

Eagle USA Airfreight's dedication to providing superior flexibility and fewer shipping restrictions on a price competitive basis has made it a leading provider of airfreight forwarding and other transportation and logistics services. Its network of 60 terminals features state-of-the-art information systems to maximize cargo management efficiency and customer satisfaction. The Company's shares are traded on the Nasdaq National Market under the symbol "EUSA."

                        For more information about EUSA:
        Via fax dial 1-800-PRO-INFO and enter the ticker symbol - EUSA.
             Visit EUSA on the Internet at http://www.eagleusa.com
   Contact EUSA Investor Relations via the Internet at mslaught@eagleusa.com Or by telephone at 281/442-1188, Michael Slaughter, Director of Investor
                                  Relations.
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                           EAGLE USA AIRFREIGHT, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                  Three Months
                                                                               Ended December 31,
                                                                  ------------------------------------------------
                                                                              1997                 1996
                                                                  ------------------------------------------------
 Revenues                                                           $       97,645         $     67,586

 Cost of transportation                                                     53,607               38,071
                                                                  ------------------------------------------------
                                                                            44,038               29,515

 Personnel costs                                                            23,255               14,288
 Other selling, general and admin. costs                                    11,434                8,029
                                                                  ------------------------------------------------
 Operating income                                                            9,349                7,198


 Interest income                                                               305                  273
                                                                  ------------------------------------------------
 Income before provision for income taxes                                    9,654                7,471

 Provision for income taxes                                                  3,764                2,957
                                                                  ------------------------------------------------

 Net income                                                         $        5,890         $      4,514
                                                                  ------------------------------------------------
 Basic earnings per share                                           $         0.32         $       0.26
                                                                  ------------------------------------------------
 Diluted earnings per share                                         $         0.31         $       0.24
                                                                  ------------------------------------------------
 Basic weighted average common shares outstanding                           18,259               17,527
                                                                  ------------------------------------------------
 Diluted weighted average common and
          common equivalent shares outstanding                              19,049               18,468
                                                                  ------------------------------------------------





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                           EAGLE USA AIRFREIGHT, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)




                                                                      December 31,          September 30,
                                                                          1997                  1997
                                                                     ------------------------------------
 ASSETS
 Current assets:
 Cash, cash equivalents and short-term
          investments                                                 $     28,853         $     27,786

 Accounts receivable, net                                                   51,598               54,662

 Prepaid expenses and other                                                  3,320                4,557
                                                                      -----------------------------------
          Total current assets                                              83,771               87,005

 Property and equipment, net                                                14,628               14,090

 Other assets                                                                5,527                5,776
                                                                       ----------------------------------
          Total assets                                                 $   103,926         $    106,871
                                                                       ----------------------------------
 LIABILITIES AND SHAREHOLDERS'
 EQUITY
 Current liabilities:
 Accounts payable and accrued transportation                           $     6,057         $     13,819

 Other current liabilities                                                  10,570               12,548

          Total current liabilities                                         16,627               26,367

 Long term indebtedness                                                         --                   --
                                                                       ----------------------------------
 Shareholders' equity                                                       87,299               80,504
                                                                       ----------------------------------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $   103,926         $    106,871
                                                                       ----------------------------------





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